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                                                             EXHIBIT 23(p)(viii)

EMPLOYEE TRADING PROCEDURES (CODE OF ETHICS)

                   REAL ESTATE MANAGEMENT SERVICES GROUP, LLC
                           EMPLOYEE TRADING PROCEDURES
                          (ALSO CALLED CODE OF ETHICS)

PURPOSE Real Estate Management Services Group, LLC has adopted This Code of Ethics in accordance with Rule 17j-Ib under the Investment Company Act of 1940 (the "Investment Company Act"). Rule 17j-I under the Investment Company Act generally proscribes fraudulent or manipulative practices with respect to purchase or sales of securities held or to be held or to be acquired by Investment companies, in effect by associated persons of such companies. The purpose of the employee trading procedures ("Procedures") is to govern the personal securities trades of "access persons" (as defined below) of the Real Estate Management Services Group, LLC ("Investment Company") whose personal interests, in certain circumstances, may conflict with those of the Investment Adviser. While the Investment Company has full confidence in the integrity of all of its employees, officers and directors, it recognizes that certain of these persons have or may have knowledge of present or future client transactions and, in certain circumstances, the power to influence transactions made by or for clients. If such individuals engage in personal transactions in securities that are eligible for investment by clients, these individuals could be in the position where their personal interest may conflict with the interests of clients. This Code of Ethics is to provide regulation and procedures consistent with the Investment Company Act and Rule 17j-I designed to give effect to the general prohibitions set forth in Rule 17j-I (a) as follows:

         a) It shall be unlawful for any person of or principal underwriter for a registered investment company, or any affiliated person of an investment advisor of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired as defined in this section by such registered investment company.

         b) To employ any device, scheme. Or office to defraud such registered investment company;

         c) To make such registered investment company any untrue statement of material fact or omit to state to such registered investment company a material fact necessary in order to make statements made in light of the circumstances under which they are made not misleading;

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         d) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         e) To engage in any manipulative practice with respect to such registered Investment Company.

     1. GENERAL PRINCIPLES These Procedures are based on the principle that access persons of the Investment Company owe a fiduciary duty to its clients. This duty includes the obligation to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationship with clients. In recognition of this duty, the Investment Adviser hereby adopts the following general principles to guide the actions of the access persons:

            a. Access Persons have a duty at all times to place the interests of clients first.

            b. Access Persons have the duty to conduct all personal securities transactions in a manner consistent with these Procedures and in such a manner to avoid any actual or potential conflict or abuse of a position of trust and responsibility.

            c. Access Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Access Person's independence or judgment.

            d. All personal securities transactions in securities by Access
               Persons must be accomplished so as to avoid even the appearance of a conflict of interests on the part of such Access Persons with the interests of a client.

     2.  DEFINITIONS

            a. Access Person means:

                    i.     any director or officer of the Investment Company;

                   ii. each employee of the Investment Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

                  iii. any natural person in a control relationship to the Investment Company who obtains information concerning recommendations made by the Investment Company with respect to the purchase or sale of a Security by a Client; and

                   iv. any spouse, minor child, and any relative resident in the household of a person named in Sections 3(a)(i) through (iii).

            b. Beneficial Ownership means a direct or indirect pecuniary interest in a security, as set forth in Section 16 of the Securities Exchange Act of 1934, as amended Rule 16a-1 (a) (2) there under. A person,

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               for example, would be deemed to have a beneficial ownership of securities if he or she directly owned the securities, his or her spouse or minor children owned the securities, or if such person, by contract, arrangement, understanding or relationship, has sole or shared voting or investment power over the securities held by such person.

            c. Client means any person that has entered an investment advisory or investment management agreement with the Investment Company.

            d. Control means the power to exercise a controlling influence over the management or policies of a company, ownership of 25% or more of a company's equity securities, or any other form of control as defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended.

            e. Related Security means any security convertible within sixty (60)
               days into a Security and any future or option on the Security.

            f. Security means a security as defined in Section 2(a)(1) of the
               Securities Act of 1933, as amended, except that it does not include:

                    i. any security issued or guaranteed as to principal or interest by the U.S. Government, a U.S. government agency, or a U.S. government instrumentality;

                   ii.     any security issued by a mutual fund; and

                  iii. any money market instrument, including bankers' acceptances, certificates of deposit, and commercial paper.

     3.  EXEMPTED TRANSACTIONS

     The Prohibitions of Section 4 of this Code shall not apply to:

            a. Purchases or sales affected in any amount over which the access person has no direct or indirect influence or control.

            b. Purchases or sales of securities which are not eligible for purchase or sale by an investment company,

            c. Purchases or sales, which are non-voluminal on the part of either the access person or an investment company.

            d. Purchase, which are part of an automatic dividend reinvestment plan.

            e. Purchase effected upon the exercise of right issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer and sales of such rights so acquired.

            f. Purchases or sales which receive the prior approval or the
               Compliance Officer because they are only remotely potentially harmful to an investment company as they would very unlikely to affect a highly institutional market or because they clearly are not related economically to the securities to be purchased, sold, or held by the investment company.

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     4.  PROHIBITIONS

            a. No Access Person shall in connection with the purchase or sale by such person of a Security held or to be acquired by any Client:

                    i. employ any device, scheme or artifice to defraud such Client;

                   ii. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading;

                  iii. engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or

                   iv.     engage in any manipulative practice.

            b. No Access Person may:

                    i. purchase or sell, directly or indirectly, a Security for his or her own account within seven (7) days before the time that the same Security or Related Security is being purchased or sold by any Client; or

                   ii. purchase or sell, directly or indirectly, a Security for his or her own account that is the same Security or Related Security that is the subject of a pending buy, sell recommendation or trade to any Client.

            c. No Access Person shall recommend any transaction in any
               Securities by any Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including:

                    i. the Access Person's Beneficial Ownership of any Securities of such issuer;

                   ii. any contemplated transaction by the Access Person in such Securities;

                  iii.     any position the Access Person has with such issuer;
                           and

                   iv. any present or proposed business relationship between such issuer and the Access Person (or a party with which the Access Person has a significant relationship).

            d. No Access Person shall reveal any proposed transactions in
               Securities by one Client to another Client, or to any other person.

            e. No Access Person may acquire a Security in an initial public offering or private securities sale without the prior written consent of the compliance officer of the Investment Adviser.

            f. No Access Person may profit from the:

                    i. Purchase of a Security followed by the sale of the same or a Related Security within sixty (60) days of the purchase; or

                   ii. Sale of a Security followed by the purchase of the same Security or a Related Security within sixty (60) days of the sale.

            g. Any staff receiving gifts or entertainment other than normal business lunches and dinners must report these to the Compliance Officer. All gifts with a value of more than an agreed de minimis sum (currently $35.00) must surrender these gifts into the

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               safekeeping of the Compliance Officer. No cash or cash equivalent gift may be offered or accepted.

            h. Any director or member of staff wishing to accept an outside directorship or assume an outside business interest is subject to the requirements of the Code of Ethics. In particular, any interest involving investments or giving advice on investments (for example being a member of the finance committee of a charity or trust) must not only have prior approval but must be reviewed thereafter on an annual basis.

            i. Directors and staff are not permitted to make contributions to the political campaigns of its clients, prospective clients or their officers and employees. All requests for such contributions must be reported to the Compliance Officer.

     5.  PRE-CLEARANCE OF SECURITIES TRANSACTIONS

            a. Except as provided in Section 5.b., each Access Person may not purchase or sell any Security without first:

                    i. providing the compliance officer the information set forth in Section 5.c prior to the trade; and

                   ii.     obtaining preclearance from the compliance officer.

            b. The preclearance requirements of Section 5.a. shall not apply to the following transactions:

                    i. Purchase or sales over which the Access Person has no direct or indirect influence or control;

                   ii. Purchase or sales that are non-volitional on the part of the Access Person (e.g., purchases made pursuant to an automatic dividend reinvestment plan);

                  iii. Purchases or sales of securities that are not eligible for purchase by any Client; and

                   iv. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities.

            c. The following information shall be provided to the compliance officer pursuant to Section 5.a.i.:

                    i. Name of Access Person requesting a Pre-Clearance of Securities Transaction;

                   ii.     Title and number of shares involved;

                  iii. Approximate principal amount of each Security involved;

                   iv.     Nature of the transaction (buy or sell);

                    v. Name of broker-dealer, bank, or other financial institution through whom the transaction will be placed.

            d. The compliance officer shall preclear transactions that appear, upon reasonable inquiry, to present no conflict with any client or no reasonable likelihood of harm to any Client.

     6.  REPORTING

            a. Each Access Person shall report all transactions annually in
               Securities in which such Access Person has any direct or indirect Beneficial Ownership.

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            b. Reports shall be filed with the compliance officer within ten
               (10) days after the end of each calendar quarter.

            c. Reports filed pursuant to this Section 6 shall contain the following information:

                    i.     Name of the Access Person making the report;

                   ii.     Date of the Report;

                  iii.     Date of the transaction;

                   iv.     Title and number of shares involved;

                    v.     Principal amount of each Security involved;

                   vi.     Nature of the transaction (buy or sell);

                  vii.     Price at which transaction was effected; and

                 viii. Name of the broker-dealer, bank or other financial institution through whom the transaction was effected.

            d. Every Access Person who opens an account at a broker-dealer or other financial institution shall:

                    i. Immediately notify the compliance officer of the opening of such account; and

                   ii.      Direct each such broker-dealer or other financial
                           institution to provide the compliance officer a duplicate copy of each confirmation and periodic account statement issued to such Access Person.

            e. Each Access Person who owns Securities acquired in a private placement shall disclose such ownership to the compliance officer prior to such person becoming involved in any consideration of an investment in the issuer of the securities by a Client.

     7.  CERTIFICATION

         Every Access Person shall certify on an annual basis that he or she has: complied with these Procedures;

            a. read and understands these Procedures; and

            b. disclosed, precleared, and reported all transactions in
               Securities consistent with the requirements of these Procedures.

     8.  COMPLIANCE OFFICER DUTIES

            a. The compliance officer shall review and compare all reported transactions in Securities with:

                    i. the transactions of the Access Person indicated on his or her confirmations and account statements; and

                   ii.     the transactions of clients of the Investment
                           Adviser.

            b. If the compliance officer suspects that an Access Person has violated these Procedures, he or she shall investigate the alleged violation, and, as a part of that investigation, allow the Access Person an opportunity to explain why the violation occurred or did not occur.

            c. If the compliance officer concludes that an Access Person has violated these Procedures, he or she shall submit a report of such

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               violation, his or her investigation of such violation, and his or her recommendation on what steps should be taken to address such violation, including recommending sanctions against the violator to the chief executive officer of the Investment Adviser.

            d. After reviewing the report of the compliance officer and any other relevant information, the chief executive officer and/or other officers designated to review violations of these Procedures, shall as he or she deems appropriate, impose a sanction on the violator, which may include a letter of censure, fine, forfeiture of profits, suspension, and/or termination of employment.

     9.  RECORDS

     The following records shall be maintained by the Investment Company for a period of not less than five (5) years:

            a. A copy of these Procedures;

            b. Records of any violation of these Procedures and actions taken by the Investment Adviser in response to such violation;

            c. Copies of Access Person reports and broker-dealer confirmations and account statements; and

            d. Lists of Access Persons;

            e. A copy of each annual compliance and certification report; and

            f. A record of approval of and rationale supporting, the acquisition of securities in IPOs and private placements

     10. SANCTIONS

         Upon discovering a violation of this Code, the Advisor may impose such sanctions, as it deems appropriate, including, among other things, a letter of censure, or suspension, or termination of employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors with respect to which the violation occurred.

     11. TRAINING

            a. Each newly hired or newly designated Access Person shall receive a copy of these Procedures and shall be required to certify within ten (10) days of receipt of such Procedures that he or she has read and understands the Procedures and to provide a holdings report to the compliance offer at the same time.

            b. The compliance officer shall review the Procedures with any newly hired or newly designated Access Person.

            c. The compliance officer shall at least annually conduct a training seminar reviewing the requirements of the Procedures and the required duties of the Access Persons.

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REMS GROUP

PRE-CLEARANCE OF SECURITIES TRANSACTION

DATE _________________

NAME  _______________________________________________________________

Security  _____________________________________   Symbol ____________

Number of Shares _______________   Principal Amount _________________

__ BUY   __ SELL  (Check One)

Comments:

APPROVAL _____________________________________

DATE  ________________________________________

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